EXHIBIT 10(c)

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP


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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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     We hereby consent to the use in this Post-Effective Amendment No. 1 to the registration statement on form N-4 ("Registration Statement") of our report dated February 15, 2001 relating to the financial statements of PHL Variable Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


     /s/PricewaterhouseCoopers LLP
     PricewaterhouseCoopers LLP
     Hartford, Connecticut
     March 29, 2001